UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment with OccuLogix, Inc. (the “Company”) of each of Stephen B. Parks, Vice President, Sales, and David C. Eldridge, Vice President, Science and Technology, ended as of the close of business on January 4, 2008 and January 8, 2008, respectively.  Both Mr. Parks and Dr. Eldridge were named executive officers of the Company.

Under his respective employment agreement with the Company, each of Mr. Parks and Dr. Eldridge was entitled to a lump-sum severance payment, upon termination of employment by the Company without just cause, in an amount equal to 12 months’ of his basic salary plus 2.5% of such amount in respect of his entitlement to benefits (“Severance”).  Each of Mr. Parks and Dr. Eldridge has agreed to a modification to the timetable according to which his Severance will be paid.  Until March 31, 2008, the Company shall continue to pay each of Mr. Parks and Dr. Eldridge, on a semi-monthly basis according to the Company’s regular payroll practices, amounts equal to the basic salary that he was earning prior to the date of termination of employment.  The aggregate gross amount paid to each of Mr. Parks and Dr. Eldridge during the period from the date of termination of employment to March 31, 2008 inclusive will be deducted from his Severance, which shall become due and payable on the earliest to occur of (i) June 30, 2008, (ii) the date on which the Company closes a financing for total gross proceeds in an aggregate amount of at least $10,000,000, whether by way of debt, equity or otherwise, and whether such financing is effected in a single transaction or a series of related or unrelated transactions, and (iii) a change of control of the Company.  In addition, on or prior to January 15, 2008, the Company will pay to each of Mr. Parks and Dr. Eldridge, in a lump sum, $2,172.33 and $4,901.64 (less applicable deductions and withholdings), respectively, in respect of benefits during the period from the date of termination of employment to March 31, 2008 inclusive.  (In the case of Dr. Eldridge, an additional amount of $1,225.41 will be deducted from Severance due and payable to him on the earliest to occur of the three events enumerated in (i), (ii) and (iii) above.)  Subject to obtaining the requisite approval of the Company’s stockholders therefor, notwithstanding the termination of employment of Mr. Parks and Dr. Eldridge, the Company has agreed to extend the respective terms of the time-based stock options of the Company, held by Mr. Parks and Dr. Eldridge, until the tenth anniversaries of their respective dates of grant.  Mr. Parks holds an aggregate of 230,000 of such stock options, of which 200,000 were granted on October 4, 2005 and 30,000 were granted on July 3, 2007 and the exercise prices of which are $2.05 and $1.11, respectively.  Dr. Eldridge holds an aggregate of 126,722 of such stock options, of which 36,924 were granted on October 1, 2002, 59,798 were granted on July 1, 2003 and 30,000 were granted on July 3, 2007 and the exercise prices of which are $1.30, $0.99 and $1.11, respectively.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of the Company dated January 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: January 9, 2008	By:	/s/Suh Kim
Suh Kim General Counsel